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                                                         Exhibit 3.i(f)

                          CERTIFICATE OF INCORPORATION

                                      -of-

                       HARRIS CHEMICAL NORTH AMERICA INC.

                                     -oo0oo-

         FIRST: The name of the Corporation is HARRIS CHEMICAL NORTH AMERICA INC. (hereinafter sometimes called the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share ("Common Stock").

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                                 A. COMMON STOCK

         Part 1. VOTING RIGHTS.

         1A. GENERALLY. Except as specifically required under the General Corporation Law of the State of Delaware, the holders of Common Stock will be entitled to one vote per share and shall vote as one class on all matters to be voted on by the Corporation's stockholders.

         1B. ELECTION OF DIRECTORS. The number of directors which shall constitute the Board of Directors shall be not less than three nor more than nine which exact number shall be established in the By-laws of the Corporation and shall initially be three. At all elections of directors, each holder of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) it would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected, and may cast all such votes for a single director or may distribute them among any two or more of the directors to be voted for as he sees fit.

         Part 2. DIVIDENDS. When and as dividends are declared thereon, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

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         Part 3. LIQUIDATION. The holders of Common Stock then outstanding shall be entitled to receive ratably all assets of the Corporation to be distributed upon any liquidation, dissolution or winding up of the Corporation.

                              B. ISSUANCE OF STOCK

         Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

         FIFTH: The name and mailing address of the incorporator is as follows:

                              L. Crawford Brickley
                              Winthrop, Stimson, Putnam & Roberts
                              One Battery Park Plaza
                              New York, New York 10004

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         SIXTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

         1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

         2. Any director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the stock of the Corporation at that time having voting power for the election of directors; provided, however, that no director who shall have been elected by the holders of a separate class of stock shall be removed under the provisions of this subdivision except upon the affirmative vote of the holders of a majority of the class whose holders elected him, if such holders are then entitled to vote for the election of directors.

         3. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of a majority (or, if with respect to a particular corporate action where the General Corporation Law of the State of Delaware or the


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Certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 3 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

         4. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         SEVENTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to


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any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or
(2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.

         Expenses which may be indemnifiable under this Article SEVENTH in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal


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representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

         The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article SEVENTH, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director, officer, employee or agent on such basis as may be agreed upon.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator named above, have hereunto set my hand and seal this 19th day of July, 1993.


                                             /s/ L. Crawford Brickley
                                             ------------------------
                                                L. Crawford Brickley


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STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

         BE IT REMEMBERED that on this 19th day of July, 1993, personally came before me JASON D. CRAVEN, a Notary Public in and for the County and State aforesaid, L. Crawford Brickley, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged that it is his act and deed and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.


                                              /s/Jason D. Craven
                                              ------------------
                                                Notary Public
                                               JASON D. CRAVEN
                                        Notary Public, State of New York
                                                 No. 31-4989968
                                           Qualified in New York County
                                         Commission expires Dec. 23, 1993


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                                                                               1


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       HARRIS CHEMICAL NORTH AMERICA, INC.

                         Pursuant to Section 242 of the
                         General Corporation Law of the
                                State of Delaware

         HARRIS CHEMICAL NORTH AMERICA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the first sentence of paragraph 1B of Part 1 of A of Article Fourth of the Certificate of Incorporation of the Corporation be amended as follows:

                  "The number of directors which shall constitute the Board of Directors shall be not less than three or more than fifteen, which exact number shall be established by the Board of Directors from time to time."

                  SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of each class of the outstanding stock of the Corporation entitled to vote have given their written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

                  THIRD; That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                  IN WITNESS WHEREOF, the Corporation has caused this
         Certificate of Amendment to be signed by the sole shareholder, Harris Chemical Group, Inc., by Donald G. Kilpatrick, its Senior Vice President and Secretary, and attested by Matthew J. Dowd, its Vice President and Assistant Secretary, as of the 25th day of June, 1996.


                                         HARRIS CHEMICAL GROUP, Inc.
                                         Sole Shareholder



                                         By: /s/ Donald G. Kilpatrick
                                            -------------------------
                                            Donald G. Kilpatrick
                                            Senior Vice President and Secretary

ATTEST:



/s/ Matthew J. Dowd
--------------------------
Matthew J. Dowd
Vice President and Assistant Secretary